                             EXHIBIT 10(e)(35)
Restricted Stock Units - Award Summary

View Award
Award Summary
Participant Name	<Name>
Stock Symbol	XRX
Award Date	<Date>
Award Type	RSU
Award Description	Restricted Stock Unit
Future Vesting
Vest Date	Vest Quantity
<Date>	<# of Shares>
<Date>	<# of Shares>
<Date>	<# of Shares>